Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Marilyn Mora
Cisco	Cisco
1 (408) 853-9848	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

Strong Momentum and Results; Dividend Increase to $0.21

•	Q2 Revenue: $11.9 billion (increase of 7% year over year)

•	Q2 Earnings per Share: $0.46 GAAP; $0.53 non-GAAP

SAN JOSE, Calif. — February 11, 2015 — Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its second quarter results for the period ended January 24, 2015. Cisco reported second quarter revenue of $11.9 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.4 billion or $0.46 per share, and non-GAAP net income of $2.7 billion or $0.53 per share.

“Our Q2 results reflect continued progress as we transform Cisco to become the #1 IT company. In the quarter we grew revenues by 7%, with strong EPS growth, and saw the best balance of growth across all our geographies, products, and segments. We delivered this strong performance despite a volatile economic environment,” stated Cisco chairman and CEO John Chambers.

“Our strong momentum is the direct result of how well we have managed our company transformation over the last three plus years and our leadership position in the key technology transitions of cloud, mobility, big data, security, collaboration, and the Internet of Everything. Every nation, every company, everything is becoming digitized and the network is at the center of this transformation.”

GAAP Results

	Q2 2015	Q2 2014	Vs. Q2 2014
Revenue	$11.9 billion	$11.2 billion	7.0%
Net Income	$2.4 billion	$1.4 billion	67.7%
Earnings per Share	$0.46	$0.27	70.4%

Non-GAAP Results

	Q2 2015	Q2 2014	Vs. Q2 2014
Net Income	$2.7 billion	$2.5 billion	8.9%
Earnings per Share	$0.53	$0.47	12.8%

Revenue for the first six months of fiscal 2015 was $24.2 billion, compared with $23.2 billion for the first six months of fiscal 2014. Net income for the first six months of fiscal 2015, on a GAAP basis, was $4.2 billion or $0.82 per share, compared with $3.4 billion or $0.64 per share for the first six months of fiscal 2014. Non-GAAP net income for the first six months of fiscal 2015 was $5.5 billion or $1.08 per share, compared with $5.4 billion or $1.00 per share for the first six months of fiscal 2014.

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table following the Consolidated Statements of Operations.

Cisco will discuss second quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Cisco Increases Quarterly Cash Dividend

Cisco is also announcing that earlier today its Board of Directors declared a quarterly dividend of $0.21 per common share, a two-cent increase over the previous quarter’s dividend, to be paid on April 22, 2015 to all shareholders of record as of the close of business on April 2, 2015. Future dividends will be subject to Board approval.

“This was a good quarter to start as CFO,” stated Kelly Kramer, EVP and CFO. “The momentum in the business feels good and we are excited about the opportunities ahead. Our revenue growth and increased EPS allows us to continue to give back to shareholders as we returned $2.2 billion to shareholders in Q2 and remain committed to returning at least 50% of our free cash flow annually. We are also pleased to increase our dividend to $0.21 this quarter, an 11% increase.”

Other Financial Highlights

•	Cash flows from operations were $2.9 billion for the second quarter of fiscal 2015, compared with $2.5 billion for the first quarter of fiscal 2015, and compared with $2.9 billion for the second quarter of fiscal 2014.

•	Cash and cash equivalents and investments were $53.0 billion at the end of the second quarter of fiscal 2015, compared with $52.1 billion at the end of the first quarter of fiscal 2015, and compared with $52.1 billion at the end of the fourth quarter of fiscal 2014.

•	During the second quarter of fiscal 2015, Cisco paid a cash dividend of $0.19 per common share, or $974 million.

•	Cisco repurchased approximately 44 million shares of common stock under the stock repurchase program at an average price of $27.63 per share for an aggregate purchase price of $1.2 billion during the second quarter of fiscal 2015. As of January 24, 2015, Cisco had repurchased and retired 4.4 billion shares of Cisco common stock at an average price of $20.73 per share for an aggregate purchase price of approximately $90.7 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program is approximately $6.3 billion with no termination date.

Internet of Everything

•	The Metropolitan Regional Government of Santiago signed a collaboration agreement with Cisco Chile with the aim to turn Santiago into a “Smart City.”

•	Cisco announced the opening of a new Internet of Everything (IoE) Innovation Center in Tokyo.

Fast IT

•	Cisco released the Cisco 2015 Annual Security Report that revealed a widening gap between perception and reality of cybersecurity readiness.

•	The Cisco® Connected Analytics for the IoE was unveiled to help customers access, analyze and act on data — from the cloud to the data center to the network’s edge.

•	Cisco and IBM announced the VersaStack solution that combines the innovation of the Cisco UCS® Integrated Infrastructure with the efficiency of the IBM Storwize storage system.

•	The fourth annual Cisco Global Cloud Index (2013-2018) projected that over the next five years data center traffic will nearly triple, with cloud representing 76 percent of total data center traffic.

•	Cisco Meraki® solutions will be used to offer Internet connectivity under Mexico Conectado, a program developed by the Mexican federal government that offers broadband connectivity to the population in public areas.

•	Cisco announced that four new cloud providers from across Latin America have joined the Intercloud partner ecosystem.

•	Cisco announced that beIN SPORTS selected the Cisco VideoscapeTM TV platform to deliver advanced sports video experiences across more than 20 countries in the Middle East and North Africa.

Innovation

•	Cisco completed the acquisition of Neohapsis to help deliver comprehensive services to help customers build the security capabilities required to remain secure and competitive in today’s markets.

•	Cisco and Charter Communications entered a strategic agreement to supply key Cisco products in support of Charter’s next-generation video solution.

•	In December 2014, Cisco celebrated 30 years of innovation.

•	Cisco unveiled Project Squared, a business collaboration app that combines chat, audio, video, multi-party meetings and content sharing in a single experience that supports the demanding collaboration needs of modern teams.

•	Cisco introduced the TelePresenceTM IX5000 series, a world-class quality video collaboration experience for 6-to-18 people.

•	Cisco was named one of the 50 most innovative companies by Boston Consulting Group and jumped to 14th from 46th last year.

Editor’s Notes:

•	Q2 fiscal year 2015 conference call to discuss Cisco’s results along with its business outlook will be held on Wednesday, February 11, 2015 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, February 11, 2015 to 4:00 p.m. Pacific Time, on February 18, 2015 at 1-866-410-5841 (United States) or 1-203-369-0643 (international). The replay will also be available via webcast from February 11, 2015 through April 17, 2015 on the Cisco Investor Relations website at http://investor.cisco.com.

•	Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 11, 2015. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in IT that helps companies seize the opportunities of tomorrow by proving that amazing things can happen when you connect the previously unconnected. For ongoing news, please go to http://thenetwork.cisco.com.

###

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our goal to become the #1 IT company; our leadership position in and ability to continue to grow in key technology transitions of cloud, mobility, big data, security, collaboration, and the Internet of Everything; the ability of our architectures and solutions to drive positive outcomes and enable productivity in our customers’ businesses; continued success of our transformation strategy and our focus on growing market share; and our ability to deliver value to shareholders through our capital allocation strategy and our continued investment in long-term growth opportunities) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on November 20, 2014 and September 9, 2014, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 24, 2015 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP effective tax rates, non-GAAP net income per share data, non-GAAP inventory turns and free cash flow.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. Cisco believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because of its intent to return a stated percentage of free cash flow to shareholders in the form of dividends and stock repurchases. Cisco further regards free cash flow as a useful measure because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital investments.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related/divestiture costs (which includes a gain recognized in the second quarter of fiscal 2015 with respect to the reorganization and divestiture of a portion of Cisco’s investment in VCE), significant asset impairments and restructurings, significant litigation and other contingencies, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2015 Cisco and/or its affiliates. All rights reserved. Cisco, the Cisco logo, Cisco UCS, Meraki, TelePresence, and Videoscape are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
REVENUE:
Product	$9,078	$8,423	$18,513	$17,820
Service	2,858	2,732	5,668	5,420

Total revenue	11,936	11,155	24,181	23,240

COST OF SALES:
Product	3,806	4,323	7,725	8,070
Service	1,040	881	2,033	1,812

Total cost of sales	4,846	5,204	9,758	9,882

GROSS MARGIN	7,090	5,951	14,423	13,358
OPERATING EXPENSES:
Research and development	1,529	1,412	3,112	3,136
Sales and marketing	2,308	2,277	4,823	4,688
General and administrative	490	451	994	966
Amortization of purchased intangible assets	72	71	143	136
Restructuring and other charges	69	73	387	310

Total operating expenses	4,468	4,284	9,459	9,236

OPERATING INCOME	2,622	1,667	4,964	4,122
Interest income	189	169	368	338
Interest expense	(139)	(136)	(278)	(276)
Other income (loss), net	201	55	179	111

Interest and other income (loss), net	251	88	269	173

INCOME BEFORE PROVISION FOR INCOME TAXES	2,873	1,755	5,233	4,295
Provision for income taxes	476	326	1,008	870

NET INCOME	$2,397	$1,429	$4,225	$3,425

Net income per share:
Basic	$0.47	$0.27	$0.83	$0.64

Diluted	$0.46	$0.27	$0.82	$0.64

Shares used in per-share calculation:
Basic	5,117	5,294	5,115	5,336

Diluted	5,160	5,327	5,159	5,383

Cash dividends declared per common share	$0.19	$0.17	$0.38	$0.34

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
GAAP net income	$2,397	$1,429	$4,225	$3,425
Adjustments to cost of sales:
Share-based compensation expense	45	52	93	95
Amortization of acquisition-related intangible assets	233	182	414	349
Supplier component remediation charge	—	655	—	655
Patent portfolio charge	—	—	188	—

Total adjustments to GAAP cost of sales	278	889	695	1,099

Adjustments to operating expenses:
Share-based compensation expense	261	296	586	565
Amortization of acquisition-related intangible assets	72	71	143	136
Acquisition-related/divestiture costs	92	107	193	415
Significant asset impairments and restructurings	69	73	387	310

Total adjustments to GAAP operating expenses	494	547	1,309	1,426

Adjustments to other income (loss), net:
Gain on VCE reorganization	(126)	—	(126)	—

Total adjustments to GAAP income before provision for income taxes	646	1,436	1,878	2,525

Income tax effect of non-GAAP adjustments	(164)	(275)	(422)	(493)
Significant tax matters (1)	(134)	(69)	(134)	(69)

Total adjustments to GAAP provision for income taxes	(298)	(344)	(556)	(562)

Non-GAAP net income	$2,745	$2,521	$5,547	$5,388

Diluted net income per share:
GAAP	$0.46	$0.27	$0.82	$0.64

Non-GAAP	$0.53	$0.47	$1.08	$1.00

(1)	During the second quarter of fiscal 2015, Cisco recorded certain net tax benefits totaling $134 million related to prior year periods that were excluded from non-GAAP net income for the second quarter and first six months of fiscal 2015. These net tax benefits are comprised of the retroactive reinstatement of the U.S. federal R&D tax credit of $91 million related to fiscal 2014 and a net tax benefit of $43 million related to prior fiscal years.

RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE TAX RATE

	Three Months Ended		Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
GAAP effective tax rate	16.6%	18.6%	19.3%	20.3%
Tax effect of non-GAAP adjustments to net income	5.4%	2.4%	2.7%	0.7%

Non-GAAP effective tax rate	22.0%	21.0%	22.0%	21.0%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 24, 2015	July 26, 2014
ASSETS
Current assets:
Cash and cash equivalents	$4,797	$6,726
Investments	48,225	45,348
Accounts receivable, net of allowance for doubtful accounts of $270 at January 24, 2015 and $265 at July 26, 2014	4,541	5,157
Inventories	1,890	1,591
Financing receivables, net	4,210	4,153
Deferred tax assets	2,654	2,808
Other current assets	1,565	1,331

Total current assets	67,882	67,114
Property and equipment, net	3,212	3,252
Financing receivables, net	3,549	3,918
Goodwill	24,382	24,239
Purchased intangible assets, net	2,755	3,280
Other assets	3,142	3,331

TOTAL ASSETS	$104,922	$105,134

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$855	$508
Accounts payable	988	1,032
Income taxes payable	—	159
Accrued compensation	2,694	3,181
Deferred revenue	9,369	9,478
Other current liabilities	6,128	5,451

Total current liabilities	20,034	19,809
Long-term debt	19,667	20,401
Income taxes payable	1,433	1,851
Deferred revenue	4,652	4,664
Other long-term liabilities	1,403	1,748

Total liabilities	47,189	48,473
Total equity	57,733	56,661

TOTAL LIABILITIES AND EQUITY	$104,922	$105,134

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 24, 2015	January 25, 2014
Cash flows from operating activities:
Net income	$4,225	$3,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,224	1,203
Share-based compensation expense	677	656
Provision for receivables	62	56
Deferred income taxes	385	(26)
Excess tax benefits from share-based compensation	(83)	(73)
(Gains) losses on investments and other, net	(182)	(163)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	501	1,134
Inventories	(340)	(77)
Financing receivables	74	245
Other assets	(218)	179
Accounts payable	(32)	(161)
Income taxes, net	(528)	(444)
Accrued compensation	(390)	(804)
Deferred revenue	26	(205)
Other liabilities	(27)	577

Net cash provided by operating activities	5,374	5,522

Cash flows from investing activities:
Purchases of investments	(20,061)	(15,874)
Proceeds from sales of investments	9,948	9,081
Proceeds from maturities of investments	7,212	7,988
Acquisition of businesses, net of cash and cash equivalents acquired	(217)	(2,784)
Purchases of investments in privately held companies	(91)	(263)
Return of investments in privately held companies	227	81
Acquisition of property and equipment	(550)	(577)
Proceeds from sales of property and equipment	5	164
Other	(109)	(6)

Net cash used in investing activities	(3,636)	(2,190)

Cash flows from financing activities:
Issuances of common stock	1,162	837
Repurchases of common stock - repurchase program	(2,196)	(5,680)
Shares repurchased for tax withholdings on vesting of restricted stock units	(369)	(309)
Short-term borrowings, original maturities less than 90 days, net	(4)	998
Issuances of debt	—	4
Repayments of debt	(506)	(22)
Excess tax benefits from share-based compensation	83	73
Dividends paid	(1,947)	(1,810)
Other	110	(9)

Net cash used in financing activities	(3,667)	(5,918)

Net decrease in cash and cash equivalents	(1,929)	(2,586)
Cash and cash equivalents, beginning of period	6,726	7,925

Cash and cash equivalents, end of period	$4,797	$5,339

Supplemental cash flow information:
Cash paid for interest	$383	$340
Cash paid for income taxes, net	$1,152	$1,340

CASH AND CASH EQUIVALENTS AND INVESTMENTS

(In millions)

	January 24, 2015	July 26, 2014
Cash and cash equivalents and investments:
Cash and cash equivalents	$4,797	$6,726
Fixed income securities	46,377	43,396
Publicly traded equity securities	1,848	1,952

Total	$53,022	$52,074

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES

TO FREE CASH FLOW (NON-GAAP)

(In millions)

	Three Months Ended
	January 24, 2015	October 25, 2014	January 25, 2014
Net cash provided by operating activities	$2,883	$2,491	$2,873
Acquisition of property and equipment	(265)	(285)	(262)

Free cash flow	$2,618	$2,206	$2,611

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2015
January 24, 2015	$0.19	$974	44	$27.63	$1,208	$2,182
October 25, 2014	$0.19	$973	41	$24.58	$1,013	$1,986
Fiscal 2014
July 26, 2014	$0.19	$974	61	$25.11	$1,514	$2,488
April 26, 2014	0.19	974	90	$22.24	2,005	2,979
January 25, 2014	0.17	896	185	$21.73	4,020	4,916
October 26, 2013	0.17	914	84	$23.65	2,000	2,914

Total	$0.72	$3,758	420	$22.71	$9,539	$13,297

ACCOUNTS RECEIVABLE AND DSO

(In millions, except DSO)

	January 24, 2015	October 25, 2014	January 25, 2014
Accounts receivable, net	$4,541	$4,375	$4,378
Days sales outstanding in accounts receivable (DSO)	35	33	36

INVENTORIES

(In millions)

	January 24, 2015	October 25, 2014	January 25, 2014
Inventories:
Raw materials	$265	$173	$81
Work in process	2	3	6
Finished goods:
Distributor inventory and deferred cost of sales	733	654	598
Manufactured finished goods	577	535	579

Total finished goods	1,310	1,189	1,177
Service-related spares	274	275	244
Demonstration systems	39	36	40

Total	$1,890	$1,676	$1,548

INVENTORY TURNS AND RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions, except annualized inventory turns)

	Three Months Ended
	January 24, 2015	October 25, 2014	January 25, 2014
Annualized inventory turns - GAAP	10.9	12.0	13.8
Cost of sales adjustments	(0.7)	(1.0)	(2.3)

Annualized inventory turns - non-GAAP	10.2	11.0	11.5
GAAP cost of sales	$4,846	$4,912	$5,204
Cost of sales adjustments:
Share-based compensation expense	(45)	(48)	(52)
Amortization of acquisition-related intangible assets	(233)	(181)	(182)
Supplier component remediation charge	—	—	(655)
Patent portfolio charge	—	(188)	—

Non-GAAP cost of sales	$4,568	$4,495	$4,315

DEFERRED REVENUE

(In millions)

	January 24, 2015	October 25, 2014	January 25, 2014
Deferred revenue:
Service	$9,020	$9,029	$8,843
Product:
Unrecognized revenue on product shipments and other deferred revenue	4,276	4,056	3,549
Cash receipts related to unrecognized revenue from two-tier distributors	725	659	852

Total product deferred revenue	5,001	4,715	4,401

Total	$14,021	$13,744	$13,244

Reported as:
Current	$9,369	$9,449	$9,350
Noncurrent	4,652	4,295	3,894

Total	$14,021	$13,744	$13,244

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended		Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
Cost of sales - product	$11	$12	$22	$22
Cost of sales - service	34	40	71	73

Share-based compensation expense in cost of sales	45	52	93	95

Research and development	105	108	224	200
Sales and marketing	114	141	261	264
General and administrative	42	47	101	101
Restructuring and other charges	2	(1)	(2)	(4)

Share-based compensation expense in operating expenses	263	295	584	561

Total share-based compensation expense	$308	$347	$677	$656

Income tax benefit for share-based compensation	$85	$82	$179	$160